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                                                                     Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, Registration Nos. 333-71862, 333-71860, 333-89529,
333-89533, 333-93717 and 333-93715, of Too, Inc. of our report dated February 20, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
April 29, 2002